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                                                                      EXHIBIT 21
                         Subsidiaries of the Registrant

     The following is a list of all subsidiaries of First Equity Properties, Inc., the state or other jurisdiction of organization or incorporation and the names under which such subsidiaries do business (indention means direct parent relationship):

                                                                                      Jurisdiction of
                                                                                      Organization or
                           Name of Entity                                              Incorporation
---------------------------------------------------------------------                 ---------------
First Equity Properties, Inc.*                                                            Nevada

         Carmel Realty, Inc.                                                              Texas

                  Regis Management Corporation (formerly Williamsburg                     Nevada
                  Management Corporation)

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     *First Equity Properties, Inc. is also the holder of a 81.6% limited partner interest in Carmel Realty Services, Ltd., a Texas limited partnership.